UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2004

Resource America, Inc. (Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation)	0-4408 (Commission File Number)	72-0654145 (IRS Employer Identification No.)

1845 Walnut Street, Suite 1000, Philadelphia, PA (Address of principal executive offices)	19103 (Zip Code)

Registrant's telephone number, including area code: 215-546-5005

__________________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02–Results of Operations and Financial Condition and Item 7.01–Regulation FD Disclosure.

On December 1, 2004, Resource America, Inc. (the "Company") will participate in the Friedman, Billings, Ramsey & Co. 11th Annual Investor Conference at the Grand Hyatt New York in New York City. A copy of the Company's presentation is included as Exhibit 99.1 to this report.

The Company calculates its $4.5 billion under management as of November 22, 2004 as follows:

•	$2.9 billion of structured finance assets (65%) based on the acquisition cost of securities acquired by ventures which the Company co-manages that acquired trust preferred securities of regional banks and bank holding companies.

•	$0.2 billion of equipment leasing assets (4%) based on the sum of the book values of equipment held by the Company, an equipment leasing venture and a partnership which the Company managed as of September 30, 2004.

•	$0.4 billion of real estate assets (9%) based on the sum of the amount of the Company's outstanding loan receivables, including the loans underlying the assets and liabilities consolidated pursuant to Financial Accounting Standards Board Interpretation No. 46, plus the book value of its interests in real estate and the sum of the book values of real estate and other assets held by real estate investment partnerships the Company managed as of September 30, 2004.

•	$1.0 billion of energy assets (22%) based on the sum of the PV-10 values, as of September 30, 2004, of the proved reserves owned by the Company and the investment partnerships and other entities whose assets it manages, plus the book value, as of September 30, 2004, of the total assets of Atlas Pipeline Partners, L.P.

Included as Exhibit 99.2 to this report is a reconciliation of the differences between the Company's unaudited consolidated balance sheet as of September 30, 2004 and the pro forma financial information for the Company after the proposed spin-off of Atlas America, Inc. that appears in the presentation.

Item 9.01. Financial Statements and Exhibits.

(c)        Exhibits:

99.1      Slide show presentation dated December 1, 2004.

99.2      Reconciliation of pro forma information.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Resource America, Inc.

Dated: December 1, 2004	By:	/s/ Steven J. Kessler

Steven J. Kessler Senior Vice President and Chief Financial Officer

EXHIBIT INDEX
Form 8-K
December 1, 2004

Filed

Exhibit No.	Description	Herewith	By Reference

99.1	Slide show presentation	X
99.2	Reconciliation of pro forma information	X